[FLEET BANK LETTERHEAD]

                                    as of March 23, 1998



Fleet National Bank, as Agent
and Lender
111 Westminster Street
Providence, RI 02903

RE: 1998 Amendment Relating to Advance on Accounts Receivables Under 90
Days

Gentlemen:

     Reference is made to the Revolving Credit Agreement dated as of May 13, 1997 as amended (the "Credit Agreement") among Fleet National Bank, as Agent ("Agent"), Fleet National Bank as the Lenders ("Lender") and French Fragrances, Inc. as the Borrower ("Borrower"). All capitalized terms used herein that are not otherwise specifically defined herein shall have the meanings given such terms in the Credit Agreement.

     Section 1.1 (entitled "Defined Terms") of the Credit Agreement is hereby amended on a temporary basis (from the date hereof through August 31, 1998), with respect to the defined term of Eligible Accounts Receivable by deleting subparagraphs (vii) and (x) and substituting in its place the following:

     (vii) ELIGIBLE ACCOUNTS RECEIVABLE: it has not remained unpaid for a period exceeding ninety (90) days after the due date; and

     (x) ELIGIBLE ACCOUNTS RECEIVABLE: no more than fifty (50%) of the accounts debtors shall have remained unpaid for a period exceeding ninety
(90) days after the due date.

     Borrower hereby ratifies and confirms all of its obligations, covenants, duties and agreements set forth in the Credit Agreement, as amended by the terms hereof. All references to the "Credit Agreement" or the "Agreement" contained in the Credit Agreement, the Notes, the Security Documents and all other documents and instruments evidencing obligations of Borrower under or in connection with the Credit Agreement, the Notes or the Security Documents, shall be deemed to be amended to refer to the Credit Agreement, as amended by the terms hereof.

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
as of March 23, 1998
Page 2

ATTEST:                             FRENCH FRAGRANCES, INC.

/s/Ana M. Chavez                    By: /s/William J. Mueller
----------------                        ---------------------
                                        William J. Mueller
                                        Vice President & CFO



Accepted and Agreed:

FLEET NATIONAL BANK, AS AGENT

By: /s/Douglas Scala
    -----------------
    Douglas Scala
    Sr. Vice President


By: /s/Kathleen Desnoyer
    --------------------
    Kathleen Desnoyer
    Assistant Vice President



FLEET NATIONAL BANK, AS LENDER

By: /s/Douglas Scala
    -----------------
    Douglas Scala
    Sr. Vice President


By: /s/Kathleen Desnoyer
    --------------------
    Kathleen Desnoyer
    Assistant Vice President